Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT, SECURITY AND MANAGEMENT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT, SECURITY AND MANAGEMENT AGREEMENT (this “Amendment”) is made as of September 17, 2014, by and among SARATOGA INVESTMENT FUNDING LLC, a Delaware limited liability company (f/k/a GSC Investment Funding LLC), as borrower (the “Borrower”), SARATOGA INVESTMENT CORP., a Maryland corporation (f/k/a GSC Investment Corp.), as Performance Guarantor (the “Performance Guarantor”), SARATOGA INVESTMENT ADVISORS, LLC, a Delaware limited liability company, as Manager (the “Manager”), each Lender party hereto, MADISON CAPITAL FUNDING LLC, as administrative agent (the “Administrative Agent”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), not in its individual capacity, but solely as the custodian (together with its successors and assigns in such capacity, the “Custodian”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Performance Guarantor, the Manager, the financial institutions signatory thereto as Lenders (the “Lenders”), the Administrative Agent and the Custodian, each entered into that certain Credit, Security and Management Agreement, dated as of July 30, 2010, as restated by that certain Amendment No. 1 to Credit, Security and Management Agreement dated as of February 24, 2012 (as further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrower has requested that Administrative Agent and Lenders make certain amendments with respect to the Credit Agreement as set forth herein; and

WHEREAS, Borrower, Performance Guarantor, Manager, Administrative Agent, Custodian, and Lenders are willing to enter into this Amendment upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1 Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2 Amendments to the Credit Agreement. As of the “Second Amendment Effective Date” (hereinafter defined), Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions set forth below and replacing each, respectively, with the following new definitions:

“Applicable Margin” means, in respect of Base Rate Advances, 3.75%, and in respect of LIBOR Rate Advances, 4.75%.

“Base Rate” means, for any day, the greatest of (i) the rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as the Administrative Agent may select), (ii) the sum of the Federal Funds Rate plus 0.5%, and (iii) 2.25%. Any change in the Base Rate due to a change in such Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in such Prime Rate or the Federal Funds Rate.

“Commitment Termination Date” means September 17, 2017.

“LIBOR Rate” means, with respect to any LIBOR Rate Advance, the greater of (a) a rate per annum equal to (i) the offered rate for deposits in Dollars having a one-month maturity and for the amount of the applicable LIBOR Rate Advance that appears on the Reuters Screen LIBOR01 Page at 11:00 a.m. London time (or, if not so appearing, as published in the “Money Rates” section of The Wall Street Journal or another national publication selected by the Administrative Agent) two Business Days prior to the applicable Funding Date, divided by (ii) the sum of one minus the daily average of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the FRB for “Eurocurrency Liabilities” (as defined therein), and (b) 1.25%. The LIBOR Rate for any LIBOR Rate Advance outstanding on any Payment Date shall be redetermined as of such Payment Date.

“Obligor Net Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Senior Net Leverage Ratio” or any comparable definition in the Loan Asset Documents for each such Loan Asset, and in any case that “Senior Net Leverage Ratio” or such comparable definition is not defined in such Loan Asset Documents, the ratio of (a) senior indebtedness of such Obligor minus unrestricted cash to (b) EBITDA.

Section 3 Representations and Warranties. Each of the Borrower, the Performance Guarantor and the Manager represents and warrants as of the date of this Amendment as follows (provided that, with respect to the representations and warranties in clause (g) below, the Borrower shall make such representations and warranties solely with respect to Section 4.1 of the Credit Agreement, the Performance Guarantor shall make such representations and warranties solely with respect to Section 4.2 of the Credit Agreement, and the Manager shall make such representations and warranties solely with respect to Section 7.5 of the Credit Agreement):

(a) it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has full power, authority and legal right to own or lease its properties and conduct its business as such business is presently conducted;

(b) the execution and delivery of this Amendment and the consummation of the transactions provided for herein have been duly authorized by it by all necessary action on the part of such Person;

(c) The execution and delivery of this Amendment, the performance by it of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or result in any breach of any of the terms and provisions of, and will not constitute (with or without notice or lapse of time or both) a default under, it’s organizational documents or any material Contractual Obligation of such Person;

(d) this Amendment has been duly executed and delivered by it;

(e) this Amendment constitute the legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(f) all material approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by it of this Amendment have been obtained;

(g) the representations and warranties set forth in Sections 4.1, 4.2 and 7.5 of the Credit Agreement are true and correct on and as of the date hereof (except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(h) no event has occurred, or would result from this Amendment, that constitutes an Event of Default or a Default or a Manager Event.

Section 4 Conditions to Effectiveness. This Amendment shall become effective (the “Second Amendment Effective Date”) on the date on which (i) each party hereto shall have delivered an executed signature page to the Administrative Agent, (ii) the Administrative Agent shall have received the fees set forth in the fee letter dated as of the date hereof by and between the Administrative Agent and the Borrower and (iii) the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Amendment.

Section 5 Costs and Expenses. The Borrower hereby affirms its obligation under Section 12.8 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

Section 6 Miscellaneous.

(a) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(b) This Amendment shall constitute a Transaction Document.

(c) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

(d) In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(e) This Amendment (including the fee letter delivered in connection herewith) contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

(f) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	SARATOGA INVESTMENT FUNDING LLC

By
Name:
Title:

MANAGER:	SARATOGA INVESTMENT ADVISORS, LLC

By
Name:
Title:

PERFORMANCE GUARANTOR:	SARATOGA INVESTMENT CORP.

By
Name:
Title:

[signature page to Amendment No. 2]

MADISON CAPITAL FUNDING LLC, as Administrative Agent and a Lender

By
Name:
Title:

[signature page to Amendment No. 2]

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Custodian

By
Name:
Title:

[signature page to Amendment No. 2]